ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.380)	Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20110024551-11
Filing Date and Time 01/12/2011 2:30 PM
Entity Number E0005172011-1

USE BLACK INK ONLY- DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporation (Pursuant to NRS 78.380 - Before Issuance of Stock)
1. Name of Corporation:

BIOPOWER OPERATIONS CORPORATION

2. The articles have been amended as follows: (provide article numbers. if available)

500,000,000 COMMON @ .0001 PAR VALUE
10,000 PREFERRED @ $1.00 PAR VALUE

3. The undersigned declare that they constitute at least two-thlrds of the following:

(check only one box)	☒ incorporators	☐ board of directors

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is flied)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures: (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.)

/s/ Robert Kohn	/s/
Authorized Signature	Authorized Signature

IMPORTANT: Failure to include any of the above Information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-Before Revised: 10-16-09